Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2017 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, May 4, 2017 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 3, 2017 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2017.

FIRST QUARTER 2017 HIGHLIGHTS

▪	$0.31 per share common dividend declared.

▪	GAAP net income of $20.2 million, or $0.48 per basic and diluted share.

▪	Core earnings plus drop income of $10.3 million, or $0.25 per basic and diluted share.[1,2]

▪	2.01% annualized net interest margin on our investment portfolio.[1,5]

▪	Constant prepayment rate ("CPR") on the Company’s Agency RMBS portfolio of 10.5% for the quarter.

▪	$10.45 per share net book value as of March 31, 2017, net of first quarter common dividend.

▪	Economic return on book value was 4.8%[1,3] for the quarter.

▪	5.3x leverage as of March 31, 2017 (5.5x leverage when adjusted for net TBA position1,4).

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statements of operations, but is not included in core earnings. Drop income was approximately $1.0 million for the three months ended March 31, 2017.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4  As of March 31, 2017, the net long position in TBAs was $100.0 million in notional value.
5  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“I am pleased to report that we delivered an economic return on book value of 4.8% during the first quarter while significantly repositioning our portfolio for improved risk-adjusted returns and greater stability,” said Jennifer Murphy, Chief Executive Officer of the Company. “We generated core earnings plus drop income of $0.25 per share, which was impacted by our portfolio repositioning, as we chose to forego some net interest income in order to better position the portfolio to generate higher returns. Our first quarter dividend remained stable at $0.31 per share for the fourth quarter in a row, and reflects our commitment to our long-term goal of generating a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and potential appreciation in the value of our portfolio.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “The fixed income markets during the first quarter were much more stable relative to the fourth quarter of 2016 and as a result our portfolio holdings increased in value over the course of the quarter. Our performance was driven by contributions across our holdings and reflects the benefit of our strategy of investing in a diversified portfolio in a number of sub-sectors of the mortgage market.

“Our current expectations are for ongoing, yet slow economic growth and a low inflation environment, both in the U.S. and abroad. We also recognize that there continues to be policy uncertainty, as it relates to the Federal Reserve’s holdings of Agency RMBS. Given these conditions, we believe that a balanced portfolio consisting of Agency CMBS, Agency RMBS and credit-sensitive investments continues to be appropriate. We continually monitor the relative value of opportunities across the broad mortgage universe, in an effort to generate attractive risk-adjusted total economic returns for our shareholders,” Mr. Agarwal concluded.

FIRST QUARTER 2017 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2017	December 31, 2016

Net Interest Income	$19,693	$26,725
Other Income (Loss):
Realized gain (loss) on sale of investments, net	21,258	(17,023)
Other than temporary impairment	(6,097)	(10,155)
Unrealized gain (loss), net	(5,140)	(64,678)
Gain (loss) on derivative instruments, net	(4,697)	32,479
Other, net	403	338
Other Income (loss)	5,727	(59,039)
Total Expenses	4,866	5,065
Income (loss) before income taxes	20,554	(37,379)
Income tax provision	312	917
Net income (loss)	$20,242	$(38,296)

Net income (loss) per Common Share – Basic/Diluted	$0.48	$(0.92)
Non-GAAP Results
Core earnings plus drop income(1)	$10,281	$22,051
Core earnings plus drop income per Common Share – Basic/Diluted	0.25	0.52
Weighted average yield(2)	4.39%	4.80%
Effective cost of funds(3)	2.81%	2.06%
Annualized net interest margin(2)(3)	2.01%	2.91%
Annualized CPR on Agency RMBS	10.5%	11.9%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

PORTFOLIO COMPOSITION

As of March 31, 2017, the Company owned an aggregate investment portfolio totaling $3.0 billion. The following table sets forth additional information regarding the Company’s portfolio as of March 31, 2017:

Investment Portfolio (dollars in thousands)	Coupon	Principal Balance	Amortized Cost	Fair Value
Agency
40-year fixed rate	3.5%	$98,748	$99,921	$100,791
30-year fixed rate	3.0%	25,905	26,857	25,685
	3.5%	38,215	40,950	39,396
	4.0%	319,352	343,646	337,470
	4.5%	208,703	224,002	226,590
	5.0%	46,758	52,495	52,237
	5.5%	1,941	2,296	2,157
	6.0%	2,257	2,509	2,610
20-year fixed rate	3.5%	110,907	116,702	115,658
	4.0%	131,490	139,124	139,478
Agency RMBS IOs and IIOs(1)	3.0%	N/A	29,885	32,229
Agency CMBS	2.9%	1,124,505	1,108,854	1,112,402
Agency CMBS IOs and IIOs(2)	0.9%	N/A	8,128	7,299
Subtotal Agency	3.1%	2,108,781	2,195,369	2,194,002
Non-Agency
Non-Agency RMBS	2.9%	86,024	62,158	64,308
Non-Agency CMBS	4.9%	447,375	361,379	342,115
Subtotal Non-Agency	4.6%	533,399	423,537	406,423
Other Securities(5)	6.8%	90,665	113,471	114,487
Subtotal MBS and Other Securities	3.5%	2,732,845	2,732,377	2,714,912
Whole-Loans
Residential Whole-Loans	4.6%	211,005	211,822	215,800
Residential Bridge Loans(3)	9.5%	33,186	33,204	N/A
Securitized Commercial Loan(4)	9.0%	25,000	25,000	24,500
Subtotal Whole-Loans	5.6%	269,191	270,026	240,300
Total Portfolio	3.6%	$3,002,036	$3,002,403	$2,955,212

(1)  Includes $13.7 million of amortized cost and $15.1 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2)  Includes $8.1 million of amortized cost and $7.3 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3)  Residential Bridge Loans are reflected at amortized costs.
(4)  The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a
CMBS Securitized Trust.
(5)  Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.7 million.

PORTFOLIO FINANCING AND HEDGING

Financing

At March 31, 2017, the Company financed its portfolio with $2.3 billion of borrowings under master repurchase agreements with 16 of its 27 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of March 31, 2017 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$835,537	1.01%	50
Agency CMBS	933,457	1.02%	34
Non-Agency RMBS	50,438	2.60%	43
Non-Agency CMBS	239,632	2.69%	36
Whole-Loans(1)	213,509	3.32%	15
Other Securities	51,854	2.50%	25
Total	$2,324,427	1.47%	38
(1) Whole-Loans includes the repurchase agreements for Residential Whole-Loan, Residential Bridge Loans and Securitized Commercial Loans

Hedging

At March 31, 2017 the Company has $3.4 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $660 million (approximately 7.6 months forward), which have variable maturities between October 2, 2017 and February 12, 2044, and $2.3 billion notional value of pay-variable interest rate swaps, excluding forward starting swaps of $456 million (approximately 3.2 months forward), which have variable maturities between February 5, 2020 and February 5, 2045.

The following tables summarize the average pay rate, average receive rate and average maturity for the Company’s interest rate swaps as of March 31, 2017:

Fixed Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$105,900	0.8%	1.0%	0.6
Greater than 1 year and less than 3 years	118,000	1.8%	1.1%	2.4
Greater than 3 years and less than 5 years	1,047,800	2.1%	1.1%	3.7
Greater than 5 years	2,823,400	2.8%	0.8%	9.4
Total	$4,095,100	2.5%	0.9%	7.5

Variable Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Floating Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$192,800	1.0%	1.4%	2.9
Greater than 3 years and less than 5 years	1,609,900	0.8%	1.8%	4.1
Greater than 5 years	970,000	1.1%	2.2%	11.9
Total	$2,772,700	0.9%	1.9%	6.7

DIVIDEND

On March 23, 2017, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $14.37 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 4th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter 2017.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10104510 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 18, 2017 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10104510. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	March 31, 2017 (Unaudited)	December 31, 2016
Assets:
Cash and cash equivalents	$48,101	$46,172
Mortgage-backed securities and other securities, at fair value ($2,360,107 and $2,261,430 pledged as collateral, at fair value, respectively)	2,714,912	2,576,517
Residential Whole-Loans, at fair value ($215,800 and $192,136 pledged as collateral, at fair value, respectively)	215,800	192,136
Residential Bridge Loans ($33,204 and $0 pledged as collateral, respectively)	33,204	—
Securitized commercial loan, at fair value	24,500	24,225
Investment related receivable	30,452	33,600
Accrued interest receivable	10,935	18,812
Due from counterparties	56,412	243,585
Derivative assets, at fair value	9,561	20,571
Other assets	497	398
Total Assets (1)	$3,144,374	$3,156,016

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,324,427	$2,155,644
Securitized debt, at fair value	10,780	10,659
Accrued interest payable	4,381	16,041
Investment related payables	333,505	341,458
Due to counterparties	3,850	740
Derivative liability, at fair value	10,268	182,158
Accounts payable and accrued expenses	3,531	3,255
Payable to affiliate	2,546	2,584
Dividend payable	12,995	12,995
Total Liabilities (2)	2,706,283	2,725,534

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	765,421	765,042
Retained earnings (accumulated deficit)	(327,749)	(334,979)
Total Stockholders’ Equity	438,091	430,482
Total Liabilities and Stockholders’ Equity	$3,144,374	$3,156,016

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	March 31, 2017 (Unaudited)	December 31, 2016
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($215,800 and $192,136 pledged as collateral, at fair value, respectively)	$215,800	$192,136
Residential Bridge Loans ($33,204 and $0 pledged as collateral, respectively)	33,204	—
Securitized commercial loan, at fair value	24,500	24,225
Investment related receivable	7,471	1,241
Accrued interest receivable	2,329	1,622
Other assets	93	—
Total assets of consolidated VIEs	$283,397	$219,224

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,780	$10,659
Accrued interest payable	85	85
Accounts payable and accrued expenses	86	2
Total liabilities of consolidated VIEs	$10,951	$10,746

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands—except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016
Net Interest Income
Interest income	$28,430	$35,764
Interest expense	8,737	9,039
Net Interest Income	19,693	26,725
Other Income (Loss)
Realized gain (loss) on sale of investments, net	21,258	(17,023)
Other than temporary impairment	(6,097)	(10,155)
Unrealized gain (loss), net	(5,140)	(64,678)
Gain (loss) on derivative instruments, net	(4,697)	32,479
Other, net	403	338
Other Income (Loss)	5,727	(59,039)
Expenses
Management fee to affiliate	2,476	2,503
Other operating expenses	417	236
General and administrative expenses
Compensation expense	740	768
Professional fees	888	867
Other general and administrative expenses	345	691
Total general and administrative expenses	1,973	2,326
Total Expenses	4,866	5,065
Income (loss) before income taxes	20,554	(37,379)
Income tax provision	312	917
Net income (loss)	$20,242	$(38,296)
Net income (loss) per Common Share – Basic	$0.48	$(0.92)
Net income (loss) per Common Share – Diluted	$0.48	$(0.92)
Dividends Declared per Share of Common Stock	$0.31	$0.31

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three months ended March 31, 2017 and December 31, 2016:

	Three months ended
(dollars in thousands)	March 31, 2017	December 31, 2016
Net Income (loss) – GAAP	$20,242	$(38,296)
Provision for income tax	312	917
Net income (loss) before provision for income tax	20,554	(37,379)

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	5,140	64,678
Other than temporary impairment	6,097	10,155
Realized (gain) loss on sale of investments	(21,258)	17,023
Realized (gain) loss on foreign currency transactions	1	(167)
Unrealized (gain) loss on foreign currency transactions	—	20

Derivative Instruments:
Net realized (gain) loss on derivatives	(801)	3,962
Unrealized (gain) loss on derivatives	(851)	(40,938)

Non-cash stock-based compensation expense	362	348
Total adjustments	(11,310)	55,081
Core Earnings – Non-GAAP Financial Measure	$9,244	$17,702
Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.22	$0.42
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.22	$0.42
Basic weighted average common shares and participating securities	41,973,170	41,971,600
Diluted weighted average common shares and participating securities	41,973,170	41,971,600

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended March 31, 2017 and December 31, 2016:

	Three months ended
(dollars in thousands)	March 31, 2017	December 31, 2016
Coupon interest income	$29,915	$37,658
Premium amortization, discount accretion and amortization of basis, net	(1,485)	(1,894)
Interest income	28,430	35,764
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	2,041	3,035
Amortization of basis (Non-GAAP Financial Measure)	(1,565)	(2,508)
Contractual interest income, net on Foreign currency swaps(1)	—	15
Contractual interest income, net on Total return swaps(1)	231	285
Subtotal	707	827
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$29,137	$36,591

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three months ended March 31, 2017 and December 31, 2016:

	Three months ended March 31, 2017		December 31, 2016
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$8,737	1.55%	$9,039	1.30%
Net interest paid - interest rate swaps	7,056	1.26%	5,324	0.76%
Effective Borrowing Costs	$15,793	2.81%	$14,363	2.06%
Weighted average repurchase borrowings	$2,280,026		$2,775,889